Exhibit 99.2

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501

DIGITAL REALTY ANNOUNCES COMMON STOCK OFFERING

San Francisco, CA (July 14, 2015) – Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center and colocation solutions, announced today that it has commenced an underwritten registered public offering of 10,500,000 shares of its common stock in connection with the forward sales agreements described below.

BofA Merrill Lynch, Morgan Stanley and Citigroup are the joint book-running managers for the offering.

The company expects to enter into forward sale agreements with Bank of America, N.A., Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. (which are referred to as the forward purchasers) with respect to 10,500,000 shares of its common stock. In connection with the forward sale agreements, the forward purchasers or their affiliates are expected to borrow and sell to the underwriters an aggregate of 10,500,000 shares of the common stock that will be delivered in this offering. The company intends (subject to its right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of such forward sale agreements on one or more dates specified by the company occurring no later than March 17, 2016, an aggregate of 10,500,000 shares of its common stock to the forward purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price, less underwriting discounts and commissions, and will be subject to certain adjustments as provided in the forward sale agreements.

The company also expects to grant the underwriters a 30-day option to purchase from the company up to an additional 1,575,000 shares of its common stock to cover overallotments, if any.

The company will not initially receive any proceeds from the sale of shares of its common stock by the forward purchasers (although it will receive the proceeds from any shares purchased from it pursuant to the underwriters’ over-allotment option). The company expects to use the net proceeds, if any, it receives upon the future settlement of the forward sale agreements to fund a portion of its previously-announced pending acquisition of Telx Holdings, Inc. Selling common stock through the forward sale agreements enables the company to set the price of such shares upon pricing the offering (subject to certain adjustments), while delaying the issuance of the shares and the receipt of the net proceeds by the company until the expected closing of the pending acquisition. If the underwriters’ overallotment option is exercised, the company expects to use the net proceeds it receives to repay outstanding indebtedness under its global revolving credit facility.

The offering is being made pursuant to an effective shelf registration statement (containing a prospectus) that has

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501

been filed with the Securities and Exchange Commission (the SEC). A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. A copy of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting BofA Merrill Lynch, 222 Broadway, New York, NY 10038 (telephone: 1-800-294-1322 or email: dg.prospectus_requests@baml.com), Morgan Stanley, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, or Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (tel: 800-831-9146).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction.

For Additional Information:

Andrew P. Power Chief Financial Officer Digital Realty Trust, Inc. +1 (415) 738-6500	John J. Stewart SVP, Investor Relations Digital Realty Trust, Inc. +1 (415) 738-6500

About Digital Realty

Digital Realty Trust, Inc. supports the data center and colocation strategies of more than 600 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements related to the acquisition of Telx, completion and timing of the offering and the expected physical settlement of the forward sale agreements, and use of proceeds. These risks and uncertainties include, among others, the following: the impact of current global economic, credit and market conditions; current local economic conditions in our geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt

Four Embarcadero Center, Suite 3200 San Francisco, CA 94111 USA Tel: +1 415 738 6500 Fax: +1 415 738 6501

and equity financing; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; the occurrence of any event, change or other circumstance that would compromise our ability to complete the acquisition of Telx within the expected timeframe or at all; our failure to successfully integrate and operate acquired or developed properties or businesses, including Telx; the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development of properties; decreased rental rates, increased operating costs or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and development space; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the company with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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